Exhibit 99.1
News from Conduent

Conduent Incorporated 100 Campus Drive Florham Park, N.J. 07932 www.Conduent.com

Conduent Announces Agreement to Sell Its Public Transit Business
to Modaxo for $164 Million
Transaction Expected to Close Before the End of 2026
Conduent Continues to Fortify Its Balance Sheet
Conduent Retains Ownership of Tolling Business Segment
FLORHAM PARK, N.J., May 21, 2026 — Conduent Incorporated (Nasdaq: CNDT), a global technology‑driven business solutions and services provider, today announced that it has entered into a definitive agreement to sell its Public Transit business, an operating unit of Conduent Transportation, to Modaxo, a global technology organization focused on moving the world’s people. The Public Transit business consists of Transit Fare Management and Fleet Management Solutions businesses.
The sale has a purchase price of $164 million. The companies expect the transaction to close before the end of 2026, subject to customary conditions and regulatory approvals.
“This transaction advances our strategy to simplify the portfolio, sharpen focus on our core businesses, and strengthen our financial foundation. Consistent with the disciplined execution outlined in Q1, it further positions Conduent to deliver sustainable, long-term value for our shareholders, clients, and employees,” said Harsha V. Agadi, Conduent President and Chief Executive Officer. “Modaxo’s technology focus makes it a strong strategic fit for the Public Transit business and those it serves. We remain committed to delivering outstanding quality and performance for our Transportation clients as we prepare for closing and ensure a seamless transition for clients and employees.”
With global operations, the Public Transit business offers fare collection systems, fleet management systems, payment and revenue management platforms, and other hardware-enabled mobility systems.
Conduent Transportation’s remaining Tolling business provides mission‑critical technology that enables all‑electronic tolling, roadside, and back-office processing, image review, violation enforcement and analytics. It supports more than 14 million tolling transactions per day.
Additional details of the transaction are outlined in Conduent’s 8-K filed with the U.S. Securities and Exchange Commission (SEC) today.
About Conduent Conduent delivers digital business solutions and services spanning the commercial, government and transportation spectrum – creating valuable outcomes for its clients and the millions of people who count on them. The Company leverages cloud computing, artificial intelligence, machine learning, automation and advanced analytics to deliver mission-critical solutions. Through a dedicated global team of approximately 48,000 associates, process expertise and advanced technologies, Conduent’s solutions and services digitally transform its clients’ operations to enhance customer experiences, improve performance, increase efficiencies and reduce costs. Conduent adds momentum to its clients’ missions in many ways including disbursing approximately $80 billion in government payments annually, enabling approximately 2.0 billion customer service interactions annually, empowering millions of employees through HR services every year and processing over 14 million tolling transactions every day. Learn more at www.conduent.com.

Exhibit 99.1

About Modaxo
Modaxo is a global technology organization passionate about moving the world’s people. Working both together and independently, our collective of businesses is committed to delivering software and technology solutions that help connect people with the places they need to go for work, family, and everyday life. Learn more at Modaxo.com.

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Media Contacts:
Remy Kaul, Conduent, remy.kaul@conduent.com
Neil Franz, Conduent, neil.franz@conduent.com, +1-240-687-0127

Investor Relations Contact:
Conduent, ir@conduent.com

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Trademarks
Conduent is a trademark of Conduent Incorporated in the United States and/or other countries. Other names may be trademarks of their respective owners.

Forward-Looking Statements
This press release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” "plan," “intend,” “will,” “aim,” “should,” “could,” “forecast,” “target,” “may,” "continue to," “endeavor,” "if,” “growing,” “projected,” “potential,” “likely,” "see," "ahead," "further," "going forward," "on the horizon," and similar expressions (including the negative and plural forms of such words and phrases), as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact included in this press release are forward-looking statements, including, but not limited to, all statements regarding the sale of Conduent’s Public Transit business, including that such transaction will be consummated and the timing of such consummation, expectations regarding our strategy to simplify our portfolio, sharpen our focus, strengthen our financial foundation, and drive value for our shareholders, clients and employees. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, many of which are outside of our control, that could cause actual results to differ materially from those expected or implied by such forward-looking statements contained in this press release, any exhibits to this press release and other public statements we make. Important factors and uncertainties that could cause actual results to differ materially from those in our forward-looking statements include, but are not limited to: Conduent’s ability to realize the benefits anticipated from the sale of its Public Transit business, including as a result of a delay or failure to obtain certain required regulatory approvals or the failure of any other condition to the closing of the transaction such that the closing of the transaction is delayed or does not occur; unexpected costs, liabilities or delays in connection with the proposed transaction; the significant transaction costs associated with the proposed transaction; negative effects of the announcement, pendency or consummation of the transaction on the market price of our common stock or operating results, including as a result of changes in key customer, supplier, employee or other business relationships; the risk of litigation or regulatory actions; our inability to retain and hire key personnel; the risk that certain contractual restrictions contained in the definitive

Exhibit 99.1
transaction agreement during the pendency of the proposed transaction could adversely affect our ability to pursue business opportunities or strategic transactions; and other factors that are set forth in the “Risk Factors” and other sections of our Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether because of new information, subsequent events or otherwise, except as required by law.